Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ONEMEDNET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Title of each Class of Securities to be Registered	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value	-	-	$6,000,000	$885.60.00
Pre-funded Warrants	-	-	Included above	-
Representative’s Warrants(3)	-	-	-	-
Common Stock underlying Pre-funded Warrants	-	-	Included above	-
Registration Fee Previously Paid				-
Registration Fee Paid Herewith				$885.60.00

(1)	The registration fee for securities is based on an estimate of the Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee (i.e., 0.00014760) pursuant to Rule 457(o).

(2)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.

(3)	No registration fee required pursuant to Rule 457(g).